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                         CONSENT OF INDEPENDENT AUDITORS






                  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31408, 33-50396, 33-64504 and 33-65321) pertaining to various stock option and incentive plans of Gentex Corporation of our report dated January 18, 2002, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2001.




                                                  /s/ Ernst & Young LLP





                  Grand Rapids, Michigan
                  March 7, 2002










                                  Exhibit 23(a)



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